EX-10.D
                          EXECUTIVE SEVERANCE AGREEMENT
                                (the "Agreement")

                             dated October 22, 1997


     The Board of Directors ("Board") of AMP Incorporated, a Pennsylvania corporation (the "Corporation"), and the Compensation and Management Development Committee ("Committee") of the Board have determined that it is in the best interests of the Corporation and its shareholders for the Corporation to agree, as provided herein, to pay you, the undersigned, an executive of the Corporation, termination compensation in the event you should leave the employ of the Corporation under the circumstances described below.

     The Board and the Committee recognize that as is the case with many publicly held corporations, the possibility of a change of control of the Corporation exists and is unsettling to you and other executives of the Corporation. Therefore, these arrangements are being made to help assure a continuing dedication by you to your duties to the Corporation notwithstanding the occurrence of such an event. In particular, the Board believes it important that you be able to perform your duties under such circumstances without being influenced by the uncertainties of your own situation, to assess and advise the Board whether any proposed transaction that would constitute a change of control would be in the best interests of the Corporation and its shareholders and to take such other action as the Board might determine to be appropriate. The Board also wishes to demonstrate to you and other executives of the Corporation that the Corporation is concerned with the welfare of its executives and intends to see that the executives are treated fairly.


1.

     (a) Severance Payment upon Change of Control. In view of the foregoing and in further consideration of your continued employment with the Corporation, the Corporation will promptly pay you as termination compensation a lump sum amount, determined as provided below, in the event that any time within two years after a "Change of Control" (as defined below) of the Corporation your employment with the Corporation
          (i) is terminated by the Corporation for any reason, other than death, disability, or "Cause" (as defined below), or (ii) is terminated by you for "Good Reason" (also as defined below). For the purpose of this Section, any good faith determination of Good Reason made by you shall be conclusive.

          The termination compensation so payable in a lump sum amount (the "Severance Payment") shall be equal to (Year) times the sum of (1) your highest annual base salary rate in effect during the twelve months prior to your termination plus (2) the highest amount of annual cash incentive compensation earned by you in respect of the three years prior to your termination or the Change of Control, whichever is greater.

     (b) Change of Control. For the purpose of this Agreement, a change of control of the Corporation ("Change of Control") shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          (i) any Person (as defined below) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing 30% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation's then outstanding securities; or

          (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

          (iii)there is consummated a merger or consolidation of the Corporation with any other corporation or the issuance of voting securities of the Corporation in connection with a merger or consolidation of the Corporation (or any direct or indirect subsidiary of the Corporation) pursuant to applicable stock exchange requirements, other than (A) a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the voting securities of the Corporation, or such surviving entity or any parent thereof, outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange
               Act), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing 30% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation's then outstanding securities; or

          (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 70% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

     (c) Person. For the purpose of this Agreement, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include:

          (i)  the Corporation or any of its subsidiaries;

          (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries;

          (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or

          (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

     (d) Good Reason. For the purpose of this Agreement, "Good Reason" shall mean the occurrence (without your written consent) after any Change of Control or during any Pending Change of Control (as defined below), as the case may be, of any one of the following acts by the Corporation, or failures by the Corporation to act, unless, in the case of any act or failure to act described in paragraph (i), (v), (vi) or (vii) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

          (i) the assignment to you of any duties inconsistent in any respect with your position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately before the Change of Control or Pending Change of Control, as the case may be, or any other action by the Corporation that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Corporation promptly after receipt of notice thereof given by you;

          (ii) the Corporation requiring you to be based at any office or location that is more than 30 miles from your principal place of employment immediately before the Change of Control or Pending Change of Control, as the case may be, except for travel reasonably required in the performance of your responsibilities;

          (iii)any diminution in your rate of annual base salary or incentive compensation opportunity immediately before the Change of Control or Pending Change of Control, as the case may be;

          (iv) the failure by the Corporation, without your consent, to pay to you any portion of your current compensation, or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Corporation, within 7 days of the date such compensation is due;

          (v) the failure by the Corporation to continue in effect any compensation plan in which you participate immediately prior to the Change of Control or Pending Change of Control, as the case may be, which is material to your total compensation, including but not limited to the Corporation's Management Incentive Plan, 1993 Long-Term Equity Incentive Plan, and Deferred Compensation Plan, or any substitute plans adopted prior to the Change of Control or Pending Change of Control, as applicable, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Corporation to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed at the time of the Change of Control or Pending Change of Control, as applicable;

          (vi) the failure by the Corporation to continue to provide you with benefits substantially similar to those enjoyed by you under any of the Corporation's pension, life insurance, medical, health and accident, or disability plans in which you were participating at the time of the Change of Control or Pending Change of Control, as the case may be, the taking of any action by the Corporation that would directly or indirectly materially reduce any of such benefits or deprive you of any material fringe benefit enjoyed by you at the time of the Change of Control or Pending Change of Control, as applicable, or the failure by the Corporation to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Corporation in accordance with the Corporation's normal vacation policy in effect at the time of the Change of Control or Pending Change of Control, as applicable; or

          (vii)any purported termination of your employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 5 hereof; for purpose of this Agreement, no such purported termination shall be effective.

2. Compensation Other Than Severance Payment - Payable upon Change of Control. In addition to the Severance Payment, in the event of a Change of Control:

     (a) All outstanding Stock Bonus Units awarded to you under the Bonus Plan (Stock plus Cash) ("Bonus Plan"), the 1993 Long-Term Equity Incentive Plan ("1993 Plan") or any successor plan thereto with respect to which a Stock and Supplemental Cash Bonus has not been previously computed and distributed to you, including any 1993 Plan awards granted to you subsequent to the date of any Change of Control but prior to your termination, shall fully and irrevocably vest and shall be computed and distributed to you in cash as if the date of the Change of Control were a Bonus Computation Date with respect to all of such outstanding Stock Bonus Units; and the Fair Market Value applicable to such computation shall be either (i) the highest price paid for a share of the common stock of the Corporation in a transaction constituting a Change of Control, if applicable, or (ii) the highest trading price for a share of common stock of the Corporation during the 30-day period immediately preceding a Change of Control.

     (b) All unvested and unexpired Stock Options awarded to you under the 1993 Plan or any successor plan thereto will automatically become immediately vested and exercisable for the period of their remaining terms.

     (c) All unvested Performance Restricted Shares awarded to you under the 1993 Plan or any successor plan thereto will automatically become immediately vested, the designated minimum average annual ROE target for such Performance Restricted Shares shall be deemed to have been attained, and the actual average annualized earnings growth rate over the Performance Vesting Period applicable to each award comprising such Performance Restricted Shares shall be deemed to be the respective super- target level, with 200% of each such award immediately vesting and being paid to you by either the issuance of the appropriate number of shares of the common stock of the Corporation or an amount in cash equal to the Fair Market Value of such shares, calculated as set forth in Section 2(a) above.

     (d) All unvested restricted shares, if any, granted to you pursuant to the terms of a Restricted Stock Agreement with the Corporation shall be paid in cash in equal installments on the date designated in such Agreement for the vesting of restricted shares granted thereunder. The price used to determine the amount of such cash payments for the unvested restricted shares shall be closing price of the Corporation's common stock on a nationally-recognized securities exchange on the day prior to a Change of Control.

     (e) Your interest in Matching Amounts, together with the amount of investment return credited thereto, paid by the Corporation under its Deferred Compensation Plan or any successor plan thereto immediately shall be 100% vested.

     (f) If you are, immediately prior to a Pending Change of Control, a participant in the Corporation's Split Dollar Life Insurance Program, the Corporation shall, upon a Pending Change of Control, create an irrevocable grantor trust holding an amount of assets sufficient to pay scheduled annual premiums owed by the Corporation (which trust will be required to pay such premiums, whether or not employment with the Corporation is terminated in the interim) for the period extending until either the policy anniversary date following your 65th birthday or the 15th anniversary of the policy, whichever occurs last; provided, however, that if a Pending Change of Control shall occur prior to a Change of Control and the Corporation has contributed the required amount pursuant to the foregoing provisions and if a Change of Control does not occur within the twelve-month period following the most recent Pending Change of Control, the trustee of such grantor trust shall, upon receipt of a written request by the Corporation, return to the Corporation the assets contributed on account of such Pending Change of Control. The Corporation further agrees to assign its interest in such policy or policies to said grantor trust.

     (g) You shall retain in confidence any confidential information known to you concerning the Corporation and its business so long as such information is not publicly disclosed.

3. Compensation Other Than Severance Payment - Payable upon Change of Control and Termination of Employment. In addition to the Severance Payment and the additional compensation provided for in Section 2 above in the event of a Change of Control, in the event of the termination of your employment at any time within two years after a Change of Control in accordance with
     Section 1(a) above:

     (a) All pension benefits credited to you under the provisions of the Corporation's tax-qualified Pension Plan and Pension Restoration Plan in effect immediately prior to the Change of Control shall thereupon fully vest, together with the additional pension benefit that results under the provisions of each such plan in which you are a participant using (as applicable) your highest annual base salary rate in effect during the twelve months prior to termination as your high consecutive three year compensation amount under the Pension Plan formula and the sum of (1) your highest annual base salary rate in effect during the twelve months prior to your termination plus (2) the highest amount of annual cash incentive compensation earned by you in respect of the three years prior to either your termination or the Change of Control, whichever is greater, as your high consecutive three year average compensation amount under the Pension Restoration Plan, and using a years of service multiplier under the plans' formulas equal to your actual years of credited pension service at termination plus (Year). Such pension shall be payable to you in accordance with the provisions of the plans, including the election, at the time of your retirement date, of a joint annuity option; provided that the additional amounts provided for under this Section 2(f) (including vesting of accrued benefits under the Pension Plan) shall be provided on an unfunded basis, are not intended to meet the qualification requirements of
          Section 401 of the Internal Revenue Code of 1986, as amended ("Code"), and shall be payable solely from the general assets of the Corporation.

     (b) The principal amount of your group term life insurance, if any, under the provisions of the Corporation's group contract for such insurance in effect immediately prior to the Change of Control, will be immediately converted in a like principal amount to a fully paid-up permanent life insurance policy incorporating your designation of owner and beneficiary and remaining in effect for a period of (Months) months at the sole cost of the Corporation.

     (c) You shall be entitled to a continuation of all hospital, major medical, medical, dental and other insurance or benefits not otherwise addressed in this Agreement in substantially the same manner and amount to which you were entitled at the time of your employment with the Corporation, at the sole cost of the Corporation, until the later of (i) a period of (Months) months after termination or (ii) your reaching the age or other circumstances under which such insurance or benefits, to the extent they are normal post-termination insurance or benefits afforded by the Corporation, would have been discontinued in accordance with the terms of the related plan, program or arrangement as in effect immediately prior to the Change of Control; provided, that benefits payable under this Section 3(c) shall be reduced to the extent comparable benefits are actually received by you from a new employer without cost (and you shall report to the Corporation any such benefits actually received).

4.   Severance Payment Upon Pending Change of Control.

     (a) The Corporation will promptly pay you as termination compensation the Severance Payment in the event that any time during a "Pending Change of Control" (as defined below) of the Corporation your employment with the Corporation (i) is terminated by the Corporation for any reason, other than death, disability, or Cause, or (ii) is terminated by you for Good Reason; provided, however, that said termination compensation shall only be paid to you by the Corporation if either (1) a Change of Control occurs within one year of the last event constituting a Pending Change of Control, or (2) you reasonably demonstrate that your termination of employment either occurred at the request of a third party whose actions gave rise to the Pending Change of Control or otherwise occurred in connection with or in anticipation of a Change of Control.

     (b) Pending Change of Control. For the purpose of this Agreement, a "Pending Change of Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change of Control;

          (ii) the Corporation or any Person publicly announces an intention to take or to consider actions, including but not limited to proxy contests or consent solicitations, which, if consummated, would constitute a Change of Control;

          (iii)any Person becomes the beneficial owner (as defined in Rule
               13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 15% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates); or

          (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Pending Change of Control has occurred.

     (c) Compensation Other Than Severance Payment. In addition to the lump sum payment provided in Section 4(a) above, in the event your employment with the Corporation terminates in accordance with Section 4(a), you shall receive the additional compensation and benefits described in Sections 2 and 3 above; provided, however, that with respect to
          Section 3, the compensation and benefits provided in that Section shall not be further conditioned on a termination of your employment in accordance with Section 1(a) above; and further provided, however, that all references to "Change of Control" appearing in Sections 2 and 3 shall, for purposes of this Section 4(c), be deemed to mean Pending Change of Control as defined herein.

5.   Excise Tax Gross-Up Payment.

     (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payments or benefits from the Corporation to you or for your benefit in connection with a Change of Control or your termination of employment, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (such payments or benefits, excluding the Gross-up Payment (as defined below), being hereinafter referred to as the "Total Payments"), would be subject to the excise tax imposed by
          Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then you shall be entitled to receive an additional payment (a "Gross- up Payment") in an amount such that the net amount retained by you, after deduction of any Excise Tax on the Total Payments and any Federal, state and local income and employment taxes and Excise Tax upon the Gross-up Payment, shall be equal to the Total Payments.

     (b) Subject to the Provisions of Section 5(c), all determinations required to be made under this Section 5, including whether a Gross-up Payment is required and the amount of such Gross-up Payment, shall be made by Arthur Andersen LLP (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Corporation and you within 15 business days after a Change of Control or your Date of Termination, if applicable, or such earlier time as is requested by the Corporation. The initial Gross-up Payment, if any, as determined pursuant to this Section 5(b), shall be paid to you within 5 days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by you, it shall furnish you with an opinion that you have substantial authority not to report any excise tax on your Federal income tax return. Any determination by the Accounting Firm shall be binding upon the Corporation and you. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-up Payments that will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to Section 5(c) and you thereafter are required to make a payment of any excise tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to you or for your benefit.

     (c) You shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after you know of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. You shall not pay such claim prior to the expiration of the 30-day period following the date on which you give such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies you in writing prior to the expiration of such period that it desires to contest such claim, you shall:

          (i) give the Corporation any information reasonably requested by the Corporation relating to such claim,

          (ii) take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,

          (iii) cooperate with the Corporation in good faith in order effectively to contest such claim, and

          (iv) permit the Corporation to participate in any proceedings relating to such claim;

               provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold you harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 5(c), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct you to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and you agree to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided further, however, that if the Corporation directs you to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to you, on an interest-free basis, and shall indemnify and hold you harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for your taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-up Payment would be payable hereunder and you shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (d) If, after the receipt by you of an amount advanced by the Corporation pursuant to Section 5(c), you become entitled to receive any refund with respect to such claim, you shall (subject to the Corporation's complying with the requirements of Section 5(c)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by you of an amount advanced by the Corporation pursuant to
          Section 5(c), a determination is made that you are not entitled to any refund with respect to such claim and the Corporation does not notify you in writing of its intent to contest such denial or refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-up Payment required to be paid.


6.

     (a) Notice of Termination. Any purported termination of your employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto. For the purpose of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

     (b) Cause. "Cause" for termination by the Corporation of your employment shall mean (i) your willful and continued failure to substantially perform your duties with the Corporation (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure after your issuance of a Notice of Termination for Good Reason pursuant to Section 6(a) hereof) after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, or (ii) your willful engaging in conduct that is demonstrably and materially injurious to the Corporation or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your act, or failure to act, was in the best interest of the Corporation. Your employment will not be deemed to be terminated for Cause under this Section 6 unless there has been duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board that was called and held for the purpose of considering such termination (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board) a resolution that finds that you were guilty of conduct constituting Cause, and specifying the particulars thereof in detail, a copy of which resolution shall be delivered to you. Notwithstanding the foregoing, in the event of a dispute concerning the application of this provision, no claim by the Corporation that Cause exists shall be given effect unless the Corporation establishes by clear and convincing evidence that Cause exists.

     (c) Date of Termination. "Date of Termination" shall mean (i) if your employment is terminated for disability, 30 days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such 30 day period), and
          (ii) if your employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Corporation, shall not be less than 30 days (except in the case of a termination for Cause) and, in the case of a termination by you, shall not be less than 15 days nor more than 60 days, respectively, from the date such Notice of Termination is given).

     (d) Extension For Disputes. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 6(d)), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute given by you only if such notice is given in good faith and you pursue the resolution of such dispute with reasonable diligence.

     (e) Compensation During Extension. If a purported termination occurs and the Date of Termination is extended in accordance with Section 6(d) hereof, the Corporation shall continue to pay you the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue you as a participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with
          Section 6(d) hereof. Amounts paid under this Section 6(e) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

7. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through December 31, 1997; provided, however, that commencing January 1, 1998 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than October 31 of the preceding year, the Corporation or you shall have given notice not to extend this Agreement or a Change of Control shall have occurred prior to such January 1; and further provided, however, that if a Pending Change of Control or a Change of Control shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of not less than one year beyond the month in which such Pending Change of Control occurred and for a period of not less than two years beyond the month in which such Change of Control occurred.

8. Reimbursement of Legal Fees to Enforce Agreement. The Corporation shall indemnify and hold you harmless against any loss or damage, and shall reimburse you for all legal fees and expenses, incurred by you in disputing in good faith any issue hereunder relating to the termination of your employment or in seeking in good faith to enforce any provision of this Agreement or to receive any benefit or distribution or right under this Agreement (including in connection with the application of the provisions of Section 5 hereof) or any other Agreement or arrangement contemplated by this Agreement. The Corporation further agrees to pay interest on any amounts unpaid to you from 7 days after the date of your demand for payment, calculated at the prime rate of The Chase Manhattan Bank N.A. for its most credit-worthy customers in effect from time to time.

9. Absolute Right; No Mitigation. The Corporation agrees that, if your employment with the Corporation terminates pursuant to the terms of this Agreement, you are not required to seek other employment or to attempt in any way to reduce any amounts payable to you by the Corporation pursuant to
     Section 1(a), 2 or 3 hereof or Section 6(e) hereof. Further, except as set forth herein, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Corporation, or otherwise. The Corporation's obligation to pay you under this Agreement shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation any set-off, counterclaim, defense or other rights the Corporation may have against you or anyone else.

10. Funding of Obligations. The Severance Payment and other compensation payable to you pursuant to the terms of this Agreement shall be payable to you from the general assets of the Corporation or, to the extent not so paid, from the assets of an irrevocable grantor trust (or comparable asset repository) established by the Corporation for the purpose of securing payment of such liabilities. The Corporation shall, as soon as practicable but in no event later than 30 days after the occurrence of a Change of Control or Pending Change of Control giving rise to your entitlement to the Severance Payment or other compensation hereunder, transfer sufficient assets to such grantor trust (or comparable repository) to provide for payment to you in full of all unpaid amounts due hereunder.

11. Entire Obligation. In the event of termination of employment under the circumstances described above, the arrangements provided for by this Agreement, or any other agreement between the Corporation and you in effect at the time, and by any other applicable plan of the Corporation shall constitute the entire obligation of the Corporation to you and performance thereof shall constitute full settlement of any claim that you might otherwise assert against the Corporation on account of such termination.

12. Successors; No Assignment. This Agreement shall be binding upon and inure to the benefit of you and your estate, and the Corporation and any successor of the Corporation, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by you.

13. Mandatory Assumption by Successor. In addition to any obligations imposed by law upon any successor to the Corporation, the Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Corporation in the same amount and on the same terms as you would be entitled to hereunder if you were to terminate your employment for Good Reason after a Change of Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

14. Continuance of Employment. This Agreement shall not be construed as creating an express or implied contract of employment or continued employment in any position or at any compensation and, except as otherwise agreed in writing between you and the Corporation, nothing herein contained shall in any way restrict the right of the Corporation or any subsidiary thereof to terminate your employment at any time.

15. Waiver. The failure of either party to enforce the provisions hereof or to exercise the rights granted hereunder, or the agreement of the parties to waive enforcement thereof, at any time or for any period of time shall not constitute or be construed to be a waiver of any other failure or breach of such provisions or rights, or any other provision of this Agreement, or of the right of such party thereafter to enforce each and every such provision or right, nor shall such failure or agreement be deemed to be an amendment to this Agreement. Each waiver under this Agreement must be in writing and signed by the party against whom enforcement is sought.

16. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings either written or oral. This Agreement may be modified or amended only by an instrument in writing duly executed by you and an authorized representative of the Corporation.

17. Severability. Any provision in this Agreement that is prohibited or unenforceable in any jurisdiction where it is sought to be enforced, shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating or affecting the remaining provisions of this Agreement or invalidating or rendering unenforceable such provision in any other jurisdiction. 18. Governing Law. This Agreement shall be governed and construed in accordance with the laws of Pennsylvania.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed as of the date first above written.

                                            AMP Incorporated

                              By:______________________________________
                                             Signature

                              Name:____________________________________


                              Title:___________________________________


                                    APPENDIX
                                    --------

     Name            Year     Months         Signature                   Title
Herbert M. Cole      two    twenty-four  William J. Hudson   Chief Executive Officer and President
David C. Cornelius   one    twelve       William J. Hudson   Chief Executive Officer and President
Thomas J. DiClemente two    twenty-four  William J. Hudson   Chief Executive Officer and President
Rudolf Gassner       two    twenty-four  William J. Hudson   Chief Executive Officer and President
Charles W. Goonrey   one    twelve       James E. Marley     Chairman
Juergen W. Gromer    two    twenty-four  William J. Hudson   Chief Executive Officer and President
John E. Gurski       two    twenty-four  William J. Hudson   Chief Executive Officer and President
Javad K. Hassan      two    twenty-four  William J. Hudson   Chief Executive Officer and President
David F. Henschel    one    twelve       James E. Marley     Chairman
William J. Hudson    three  thirty-six   James E. Marley     Chairman
Philippe Lemaitre    two    twenty-four  William J. Hudson   Chief Executive Officer and President
James E. Marley      three  thirty-six   William J. Hudson   Chief Executive Officer and President
Joseph C. Overbaugh  one    twelve       William J. Hudson   Chief Executive Officer and President
Nazario Proietto     two    twenty-four  William J. Hudson   Chief Executive Officer and President
Robert Ripp          two    twenty-four  William J. Hudson   Chief Executive Officer and President
William S. Urkiel    two    twenty-four  William J. Hudson   Chief Executive Officer and President
Merrill A. Yohe      one    twelve       William J. Hudson   Chief Executive Officer and President